Exhibit 99.1
AGILITI ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2023 AND REAFFIRMS 2023 OUTLOOK
Eden Prairie, Minn. — (BUSINESS WIRE) — November 7, 2023 – Agiliti Inc. (NYSE: AGTI) (“Agiliti”), a nationwide provider of healthcare technology management and service solutions to the healthcare industry, today announced its financial results for the third quarter ended September 30, 2023, and reaffirmed its financial outlook for the full year.
Third Quarter 2023 Highlights
•Revenue growth of 7.5% to $291.6 million
•Net loss of $12.7 million, compared to net income of $2.0 million in the prior year period; loss per share of $0.09, compared to earnings per share of $0.01 per share in the prior year period
•Adjusted EBITDA1 of $62.0 million, compared to $66.5 million in the prior year period; Adjusted Earnings Per Share1 of $0.09, compared to $0.19 in the prior year period
“Our team delivered strong results in the third quarter, beating top and bottom line expectations and giving us confidence in our full year outlook,” said Tom Leonard, CEO of Agiliti. “It is clear that Agiliti has far more room to execute—and more unrealized potential—than has been apparent in recent quarters. As we rebalance our selling mix and focus on our customers’ immediate and longer-term priorities, we believe our performance will once again demonstrate profitable and predictable growth.”
Third Quarter 2023 Financial Results
Total revenue for the three months ended September 30, 2023 was $291.6 million, representing a 7.5% increase from $271.2 million for the same period of 2022. Total revenue for the nine months ended September 30, 2023, was $882.6 million, representing a 5.1% increase from $839.6 million for the same period of 2022.
Net loss for the three months ended September 30, 2023 was $12.7 million, compared to net income of $2.0 million for the same period of 2022. Net loss for the nine months ended September 30, 2023, was $13.7 million compared to net income of $26.8 million for the same period of 2022.
Adjusted EBITDA1 for the three months ended September 30, 2023 was $62.0 million, a 6.6% decline from $66.5 million for the same period of 2022. Adjusted EBITDA1 for the nine months ended September 30, 2023, was 199.5 million, a 11.4% decline from $225.2 million for the same period of 2022.
2023 Financial Outlook
The company reaffirms its guidance for 2023 as follows:
•Revenue of $1.16 - $1.19 billion (consistent with prior guidance)
•Adjusted EBITDA of $260 - $270 million2
•Adjusted earnings per share of $0.54 – $0.59 per share2
•Capex investment expected at $80 million
Conference Call Information
Agiliti will hold a conference call to discuss its third quarter 2023 results on Tuesday, November 7, at 5 p.m. Eastern Time (4 p.m. Central Time).
1 Non-GAAP Measures. See further discussion on page 6
2 With regard to the non-GAAP Adjusted EBITDA guidance and adjusted earnings per share guidance provided above, a reconciliation to GAAP net income has not been provided as the quantification of certain items included in the calculation of GAAP net income cannot be calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the non-GAAP adjustment for certain reserves and expenses depends on the timing and magnitude of these expenses and cannot be accurately forecasted. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on its future GAAP financial results. See further discussion below regarding historical Adjusted EBITDA and historical adjusted earnings per share.

The conference call can be accessed live over the phone by dialing 1-877-407-0792 or for international callers, 1-201-689-8263. The passcode for the live call and the replay is 13741317. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The Access ID for the replay call is 13741317. The replay will be available until November 21, 2023.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by visiting the Agiliti Investor Relations site at https://investors.agilitihealth.com. The online replay will be available for a limited time shortly following the call.
About Agiliti
Agiliti is an essential service provider to the U.S. healthcare industry with solutions that help support a more efficient, safe and sustainable healthcare delivery system. Agiliti serves more than 10,000 national, regional and local acute care and alternate site providers across the U.S. For more than eight decades, Agiliti has delivered medical equipment management and service solutions that help healthcare providers reduce costs, increase operating efficiencies and support optimal patient outcomes.
CONTACT:
Kate Kaiser
Corporate Communication and Investor Relations
kate.kaiser@agilitihealth.com
Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this presentation and the related conference call are looking forward in time, including financial outlook and other preliminary results, and involve risks and uncertainties. The following factors, among others, could adversely affect our business, operations and financial condition causing our actual results to differ materially from those expressed in any forwardlooking statements: negative reaction of our investors, our suppliers, our customers or our employees to our leadership transition; market volatility of our common stock as a result of our leadership transition; the risk that the leadership transition may not provide the results that the company expects; imbalances in our selling mix; effects from political and policy changes that could limit our growth opportunities; our ability to maintain existing contracts or contract terms with, or enter into new contracts with customers; cancellations by or disputes with customers; our ability to maintain our reputation, including by protecting intellectual property; effects of a global economic downturn on our customers and suppliers; competitive practices by our competitors that could cause us to lose market share, reduce our prices or increase our expenditures; the bundling of products and services by our competitors, some of which we do not offer; consolidation in the healthcare industry; adverse developments with supplier relationships; our potential inability to attract and retain key personnel; our potential inability to make attractive acquisitions or successfully integrate acquire businesses; our need for substantial cash to operate and expand our business as planned; our substantial outstanding debt and debt service obligations; restrictions imposed by the terms of our debt; a decrease in the number of patients our customers are serving; our ability to effect change in the manner in which health care providers traditionally procure medical equipment; the absence of long-term commitments with customers; our ability to renew contracts with group purchasing organizations and integrated delivery networks; changes in reimbursement rates and policies by third-party payors; the impact of health care reform initiatives; the impact of significant regulation of the health care industry and the need to comply with those regulations; difficulties or delays in our continued expansion into certain of our businesses/geographic markets and developments of new businesses/geographic markets; additional credit risks in increasing business with home care providers and nursing homes, impacts of equipment product recalls or obsolescence; impairment charges for goodwill or other long-lived assets; an increase in expenses related to our pension plan; potential claims related to the medical equipment that we outsource and service; incurrence of costs that we cannot pass through to our customers; a failure of our management information systems; limitations inherent in all internal controls systems over financial reporting; our failure to keep up with technological changes; our failure to coordinate the management of our equipment; challenges to our tax positions or changes in taxation laws; litigation that may be costly to defend; federal privacy laws that may subject us to more stringent penalties; our contracts with the federal government that subject us to additional oversight; effects of high interest rates; potential recall or obsolescence of our large fleet of medical equipment; and other Risk Factors as detailed in our most recent annual report on Form 10-K.

Agiliti, Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$291,633	$271,185	$882,618	$839,613
Cost of revenue	194,875	169,582	577,071	516,218
Gross margin	96,758	101,603	305,547	323,395
Selling, general and administrative expense	87,295	86,044	257,373	254,303
Operating income	9,463	15,559	48,174	69,092
Loss on extinguishment / modification of debt	82	—	4,527	1,418
Interest expense	24,274	12,531	60,654	34,456
Tax indemnification expense	—	11,918	—	11,918
Income (loss) before income taxes and noncontrolling interest	(14,893)	(8,890)	(17,007)	21,300
Income tax (benefit)	(2,271)	(10,879)	(3,507)	(5,672)
Consolidated net income (loss)	(12,622)	1,989	(13,500)	26,972
Net income attributable to noncontrolling interest	79	38	214	131
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$(12,701)	$1,951	$(13,714)	$26,841

Basic earnings (loss) per share	$(0.09)	$0.01	$(0.10)	$0.20
Diluted earnings (loss) per share	$(0.09)	$0.01	$(0.10)	$0.19

Weighted-average common shares outstanding:
Basic	134,971,632	133,212,218	134,498,671	132,313,218
Diluted	134,971,632	139,062,813	134,498,671	138,242,880

Agiliti, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share information)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$30,386	$5,577
Accounts receivable, less allowance for credit losses of $6,565 as of September 30, 2023 and $4,182 as of December 31, 2022	212,991	207,753
Inventories	79,195	70,132
Prepaid expenses	16,328	23,458
Other current assets	5,296	9,393
Total current assets	344,196	316,313
Property and equipment, net	284,035	273,958
Goodwill	1,239,432	1,239,106
Operating lease right-of-use assets	76,987	79,975
Other intangibles, net	449,826	512,020
Other	24,646	22,735
Total assets	$2,419,122	$2,444,107
Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$18,883	$17,752
Current portion of operating lease liability	25,106	23,607
Current portion of obligation under tax receivable agreement	11,144	34,694
Accounts payable	70,995	59,163
Accrued compensation	33,782	25,928
Accrued interest	21,185	5,039
Other current liabilities	30,605	31,198
Total current liabilities	211,700	197,381
Long-term debt, less current portion	1,059,347	1,077,293
Obligation under tax receivable agreement, pension and other long-term liabilities	9,468	9,161
Operating lease liability, less current portion	63,160	67,332
Deferred income taxes, net	130,964	146,615
Commitments and contingencies
Equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 135,193,414 and 133,608,495 shares issued; 134,787,318 and 133,608,495 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	14	13
Treasury stock, at cost; 406,096 and — shares as of September 30, 2023 and December 31, 2022, respectively	(3,761)	—
Additional paid-in capital	969,617	953,046
Accumulated deficit	(27,988)	(14,274)
Accumulated other comprehensive income	6,361	7,343
Total Agiliti, Inc. and Subsidiaries equity	944,243	946,128
Noncontrolling interest	240	197
Total equity	944,483	946,325
Total liabilities and equity	$2,419,122	$2,444,107

Agiliti, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Consolidated net income (loss)	$(13,500)	$26,972
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	59,430	65,502
Amortization	70,477	71,254
Loss on extinguishment / modification of debt	4,527	1,418
Provision for credit losses	2,386	801
Provision for inventory obsolescence	1,717	859
Non-cash share-based compensation expense	15,861	15,066
Gain on sales and disposals of equipment	(1,429)	(793)
Deferred income taxes	(15,310)	(3,365)
Changes in operating assets and liabilities:
Accounts receivable	(6,880)	3,420
Inventories	(10,941)	(6,539)
Other operating assets	5,628	(7,566)
Accounts payable	11,534	13,123
Accrued and other operating liabilities	24,661	(18,251)
Net cash provided by operating activities	148,161	161,901
Cash flows from investing activities:
Medical equipment purchases	(35,960)	(37,494)
Property and office equipment purchases	(25,079)	(20,374)
Proceeds from disposition of property and equipment	3,116	2,695
Acquisitions, net of cash acquired	—	(3,125)
Net cash used in investing activities	(57,923)	(58,298)
Cash flows from financing activities:
Proceeds under debt arrangements	1,266,937	20,000
Payments under debt arrangements	(1,283,049)	(146,173)
Payments of principal under finance lease liability	(7,042)	(6,676)
Payments of deferred financing costs	(9,578)	—
Payments under tax receivable agreement	(24,822)	—
Distributions to noncontrolling interests	(171)	(100)
Proceeds from exercise of stock options	2,670	2,949
Dividend and equity distribution payment	(321)	(908)
Purchases of treasury stock	(3,761)	—
Shares forfeited for taxes	(6,292)	(14,488)
Payments of contingent consideration	—	(321)
Net cash used in financing activities	(65,429)	(145,717)
Net change in cash and cash equivalents	24,809	(42,114)
Cash and cash equivalents at the beginning of period	5,577	74,325
Cash and cash equivalents at the end of period	$30,386	$32,211

Use of non-GAAP information
This press release contains non-GAAP measures, including EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio. We use these internally as measures of operational performance, or liquidity, as applicable, and disclose them externally to assist analysts, investors and lenders in their comparisons of operational performance, valuation and debt capacity across companies with differing capital, tax and legal structures. We believe the investment community frequently uses these measures in the evaluation of similarly situated companies. Adjusted EBITDA is also used by the Company as a factor to determine the total amount of incentive compensation to be awarded to executive officers and other employees. EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered as alternatives to, or more meaningful than, net income as measures of operating performance or to cash flows from operating, investing or financing activities or to total debt as measures of liquidity or debt capacity. Since EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted EPS, Net Debt and Net Leverage Ratio are not measures determined in accordance with GAAP and are thus susceptible to varying interpretations and calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies. EBITDA, Adjusted EBITDA, and Adjusted Net Income do not represent amounts of funds that are available for management’s discretionary use. EBITDA and Adjusted EBITDA presented may not be the same as EBITDA and Adjusted EBITDA calculations as defined in the First Lien Credit Facilities. EBITDA is defined as earnings attributable to Agiliti, Inc. before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash share-based compensation expense, management fees and other non-recurring gains, expenses, or losses, transaction costs, remeasurement of the tax receivable agreement and loss on extinguishment of debt. LTM Adjusted EBITDA represents the last twelve months (“LTM”) of Adjusted EBITDA.
Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$(12,701)	$1,951	$(13,714)	$26,841
Interest expense	24,274	12,531	60,654	34,456
Income tax (benefit)	(2,271)	(10,879)	(3,507)	(5,672)
Depreciation and amortization	42,466	42,170	126,277	133,711
EBITDA	51,768	45,773	169,710	189,336
Non-cash share-based compensation expense	5,387	4,859	15,861	15,066
Tax indemnification expense (1)	—	11,918	—	11,918
Management and other expenses (2)	4,544	1,959	7,572	1,959
Transaction costs (3)	263	1,944	1,858	5,465
Loss on extinguishment / modification of debt (4)	82	—	4,527	1,418
Adjusted EBITDA	$62,044	$66,453	$199,528	$225,162
_____________________________
(1)Tax indemnification expense related to the Sizewise Acquisition, which occurred in 2021.
(2)Management and other expenses represent non-recurring expenses, including a severance charge related to the Chief Executive Officer transition and charges related to a reduction in workforce.
(3)Transaction costs represent costs associated with potential and completed mergers and acquisitions.
(4)Loss on extinguishment / modification of debt for the three months ended September 30, 2023 consists of the write-off of new costs incurred in relation to the amendment of the First Lien Term Loan. Loss on extinguishment / modification of debt for the nine months ended September 30, 2023 consists of the write-off of unamortized costs and new costs incurred in relation to the amendment of the First Lien Term Loan and Revolving Credit Facility. Loss on extinguishment / modification of debt for the nine months ended September 30, 2022 consists of the write-off of the unamortized debt discount related to the partial prepayment of the First Lien Term Loan.

Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Adjusted Net Income and Adjusted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share information)	2023	2022	2023	2022
Net income (loss) attributable to Agiliti, Inc. and Subsidiaries	$(12,701)	$1,951	$(13,714)	$26,841
Amortization	22,194	23,080	66,848	68,209
Non-cash share-based compensation expense	5,387	4,859	15,861	15,066
Tax indemnification expense (1)	—	11,918	—	11,918
Management and other expenses (2)	4,544	1,959	7,572	1,959
Transaction costs (3)	263	1,944	1,858	5,465
Loss on extinguishment / modification of debt (4)	82	—	4,527	1,418
Income tax benefit associated with pre-tax adjustments (5)	(7,804)	(19,663)	(23,705)	(37,908)
Adjusted net income	$11,965	$26,048	$59,247	$92,968

Weighted average shares outstanding - diluted	139,001,683	139,062,813	139,039,588	138,242,880
Adjusted EPS	$0.09	$0.19	$0.43	$0.67
_____________________________
(1)Tax indemnification expense related to the Sizewise Acquisition, which occurred in 2021.
(2)Management and other expenses represent non-recurring expenses, including a severance charge related to the Chief Executive Officer transition and charges related to a reduction in workforce.
(3)Transaction costs represent costs associated with potential and completed mergers and acquisitions.
(4)Loss on extinguishment / modification of debt for the three months ended September 30, 2023 consists of the write-off of new costs incurred in relation to the amendment of the First Lien Term Loan. Loss on extinguishment / modification of debt for the nine months ended September 30, 2023 consists of the write-off of unamortized costs and new costs incurred in relation to the amendment of the First Lien Term Loan and Revolving Credit Facility. Loss on extinguishment / modification of debt for the nine months ended September 30, 2022 consists of the write-off of the unamortized debt discount related to the partial prepayment of the First Lien Term Loan.
(5)Income tax benefit associated with pre-tax adjustments represents the tax benefit associated with the reconciling items between net income and Adjusted Net Income and includes both the current and deferred income tax impact of the adjustments. To determine the aggregate tax effect of the reconciling items, we utilized statutory income tax rates ranging from 0% to 26%, depending upon the applicable jurisdictions of each adjustment.

Agiliti, Inc. and Subsidiaries
Non-GAAP Financial Measure: Net Debt and Net Leverage Ratio

(in thousands)	September 30, 2023
First Lien Term Loan, due 2030	$1,075,000
Revolving Loan, due 2028	—
Finance lease liability	24,693
Less: Unamortized Deferred Financing Costs and Debt Discount	(21,463)
Total Debt	1,078,230
Less: Cash	(30,386)
Net Debt	$1,047,844

LTM Adjusted EBITDA	$270,932

Net Leverage	3.87	x